                                                                   EXHIBIT 25.1


 -----------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM T-1

             STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
              OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ------------------------------

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                        13-4941247
(Jurisdiction of Incorporation or                               (I.R.S. Employer
organization if not a U.S. national bank)                       Identification
no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                                    10006
(Address of principal                                                 (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
                        ---------------------------------

NORTH FORK BANCORPORATION, INC.                                 NORTH FORK CAPITAL TRUST II
                                                                NORTH FORK CAPITAL TRUST III
(Exact name of Registrant as specified in its charter)          (Exact name of Registrant as specified in its charter)


DELAWARE                             11-1353410                 DELAWARE                             Applied For
(State or other jurisdiction of      (I.R.S. employer           (State or other jurisdiction of      (I.R.S. employer
Incorporation or organization)       Identification no.)        incorporation or organization)       Identification no.)


275 Broad Hollow Road                                            c/o NORTH FORK BANCORPORATION, INC.
Melville, NY 11747                                               275 Broad Hollow Road
(Address, including zip code                                     Melville, NY 11747
 of principal executive offices)                                 (Address, including zip code of
                                                                 principal executive offices)

                Capital Securities of North Fork Capital Trust II
               Capital Securities of North Fork Capital Trust III
     Junior Subordinated Debt Securities of North Fork Bancorporation, Inc.
                  Guarantees by North Fork Bancorporation, Inc.
             with respect to the above referenced Capital Securities
                       (Title of the indenture securities)

Item 1.     General Information.

            Furnish the following information as to the trustee.

            (a) Name and address of each examining or supervising authority to which it is subject.

            Name                                          Address
            ----                                          -------
            Federal Reserve Bank (2nd District)           New York, NY
            Federal Deposit Insurance Corporation         Washington, D.C.
            New York State Banking Department             Albany, NY

            (b)   Whether it is authorized to exercise corporate trust powers.
                  Yes.

Item 2.     Affiliations with Obligor.

            If the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

Item 3.-15. Not Applicable

Item 16.    List of Exhibits.

            Exhibit 1 -    Restated Organization Certificate of Bankers Trust
                           Company dated August 7, 1990, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated June 21, 1995 Incorporated herein by reference to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 33-65171, Certificate of
                           Amendment of the Organization Certificate of Bankers
                           Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1
                           Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 19, 1997, copy attached.

            Exhibit 2 -    Certificate of Authority to commence business -
                           Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

            Exhibit 3 -    Authorization of the Trustee to exercise corporate
                           trust powers - Incorporated herein by reference to
                           Exhibit 2 filed with Form T-1 Statement, Registration
                           No. 33-21047.

            Exhibit 4 -    Existing By-Laws of Bankers Trust Company, as amended
                           on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 333-24509-01.

            Exhibit 5 -    Not applicable.

            Exhibit 6 -    Consent of Bankers Trust Company required by Section
                           321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement,
                           Registration No. 22-18864.

            Exhibit 7 -    The latest report of condition of Bankers Trust
                           Company dated as of June 30, 1997. Copy attached.

            Exhibit 8 -    Not Applicable.

            Exhibit 9 -    Not Applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 18th day of November, 1997.


                                                   BANKERS TRUST COMPANY


                                                   By:  /s/ Jason Krasilovsky
                                                       -------------------------
                                                       Jason Krasilovsky
                                                       Assistant Treasurer

Legal Title of Bank: Bankers Trust Company    Call Date: 6/30/97  ST-BK: 36-4840
                  FFIEC  031
Address:              130 Liberty Street      Vendor ID: D        CERT:  00623
                  Page  RC-1
City, State Zip:      New York, NY  10006
                  11
FDIC Certificate No.: | 0 | 0 | 6 | 2 | 3

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks June 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC -  Balance Sheet

                                                            C400          Thou
                     Dollar Amounts in Thousands    RCFD       Bil Mil   ASSETS
--------------------------------------------------------------------------------
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):              ////////////////////////////
    a. Noninterest-bearing balances and currency
       and coin (1) .............................    0081     1,724,000    1.a
    b. Interest-bearing balances (2) ............    0071     2,648,000    1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule   ////////////////////////////
       RC-B, column A) ..........................    1754             0    2.a
    b. Available-for-sale securities (from
       Schedule RC-B, column D) .................    1773     3,990,000    2.b
3.  Federal funds sold and securities purchased
    under agreements to resell in domestic offices
    of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:                       1350    26,430,000    3
    a. Federal funds sold .......................   ////////////////////////////
    b. Securities purchased under agreements to
       resell ...................................   ////////////////////////////
4.  Loans and lease financing receivables:          ////////////////////////////
    a. Loans and leases, net of unearned income
       (from Schedule RC-C) .....................    RCFD 2122  17,815,000   4.a
    b. LESS: Allowance for loan and lease losses     RCFD 3123     723,000   4.b
    c. LESS: Allocated transfer risk reserve ....    RCFD 3128           0   4.c
    d. Loans and leases, net of
       unearned income, allowance,
       and reserve (item 4.a minus
       4.b and 4.c)..............................         2125  17,092,000   4.d
5.  Assets held in trading accounts..............         3545  40,350,000   5.
6.  Premises and fixed assets (including
    capitalized leases) .........................         2145     937,000   6.
7.  Other real estate owned (from Schedule
    RC-M) .......................................         2150     195,000   7.
8.  Investments in unconsolidated subsidiaries
    and associated companies (from Schedule
    RC-M) .......................................         2130      96,000   8.
9.  Customers' liability to this bank on
    acceptances outstanding .....................         2155     691,000   9.
10. Intangible assets (from Schedule RC-M) ......         2143      85,000  10.

11. Other assets (from Schedule RC-F) ...........         2160   4,633,000  11.
12. Total assets (sum of items 1 through 11) ....         2170  98,871,000  12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading accounts.

Legal Title of Bank: Bankers Trust Company    Call Date: 6/30/97  ST-BK: 36-4840
                  FFIEC  031
Address:              130 Liberty Street      Vendor ID: D        CERT:  00623
                  Page  RC-2
City, State Zip:      New York, NY  10006
                  12
FDIC Certificate No.: | 0 | 0 | 6 | 2 | 3

Schedule RC  -  Continued

                     Dollar Amounts in Thousands                         Bil Mil
-------------------------------------------------------------------------------------------
Thou
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals
      of columns A and C from
      Schedule RC-E, part I)                                  RCON 2200  18,026,000    13.a.
      (1) Noninterest-bearing (1) ... RCON 6631   3,184,000   //////////////////
                  13.a(1)
      (2) Interest-bearing............RCON 6636  14,842,000   //////////////////
                  13.a(2)
   b. In foreign offices, Edge and Agreement
      subsidiaries, and IBFs (from Schedule
      RC-E, part II)                                          RCFN 2200  22,173,000    13.b.
      (1) Noninterest-bearing ....... RCON 6631   1,454,000   //////////////////
            13.b.(1)
      (2) Interest-bearing .......... RCON 6636  20,719,000   //////////////////
            13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in                         //// 2800  14,623,000    14.
    domestic offices of the bank and of its Edge
    and Agreement subsidiaries, and in IBFs:                  //////////////////

    a. Federal funds purchased...................             RCFD 0278                14.a.
    b. Securities sold under agreements to
       repurchase................................             RCFD 0279                14.b.
15. a. Demand notes issued to the U.S.
       Treasury .................................             RCON 2840           0    15.a.
    b. Trading liabilities (from Schedule RC-D)..             RCFD 3548  19,819,000    15.b.
16. Other borrowed money:                                     //////////////////
    a. With original maturity of one year or
       less .....................................             RCFD 2332   6,877,000    16.a.
    b. With original maturity of more than
       one year..................................             A547          217,000    16.b.
    c. With a remaining maturity of more than
       three years...............................             A548        4,848,000    16.c.
17. Mortgage indebtedness and obligations under
    capitalized leases...........................
18. Bank's liability on acceptances executed and
    outstanding..................................             RCFD 2920     691,000    18.
19. Subordinated notes and debentures............             RCFD 3200   1,251,000    19.
20. Other liabilities (from Schedule RC-G).......             RCFD 2930   4,872,000    20.
21. Total liabilities (sum of items 13 through
    20)..........................................             RCFD 2948  93,397,000    21.
22. Limited-life preferred stock and related
    surplus......................................             RCFD 3282           0    22.

EQUITY CAPITAL                                                //////////////////
23. Perpetual preferred stock and related surplus             RCFD 3838   1,000,000    23.

24. Common stock.................................             RCFD 3230   1,001,000    24.
25. Surplus (exclude all surplus related to
    preferred stock).............................             RCFD 3839     540,000    25.
26. a. Undivided profits and capital reserves....             RCFD 3632   3,314,000    26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities.............             RCFD 8434      (3,000)   26.b.
27. Cumulative foreign currency translation
    adjustments..................................             RCFD 3284    (378,000)   27.
28. Total equity capital (sum of items 23 through
    27)..........................................             RCFD 3210   5,474,000    28.
29. Total liabilities, limited-life preferred
    stock, and equity capital (sum of items 21,               //////////////////
    22, and 28)..................................             RCFD 3300  98,871,000    29.

Memorandum

To be reported only with the March Report of Condition.

  1.  Indicate in the box at the right the number of
      the statement below that best describes the
      most comprehensive level of auditing work
      performed for the bank by independent                                 NUMBER
      external auditors as of any date during                               ------
      1996.........................................           RCFD 6724        N/A       M.1

1 = Independent audit of the bank       4 = Directors' examination of the bank
    conducted in accordance with            performed by other external auditors
    generally accepted auditing             (may be required by state chartering
    standards by a certified public         authority)
    accounting firm which submits a     5 = Review of the bank's financial
    report on the bank                      statements by external auditors
2 = Independent audit of the bank's     6 = Compilation of the bank's financial
    parent holding company conducted        statements by external auditors
    in accordance with generally        7 = Other audit procedures (excluding
    accepted auditing standards by a        tax preparation work)
    certified public accounting firm    8 = No external audit work
    which submits a report on the
    consolidated holding company (but
    not on the bank separately)
3 = Directors' examination of the bank
    conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                               State of New York,

                               Banking Department

      I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

Witness, my hand and official seal of the Banking Department at the City of New York, this 27th day of June in the Year of our Lord one thousand nine hundred and ninety-seven.


                                                         Manuel Kursky
                                                  ------------------------------
                                                  Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          -----------------------------

      We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

      1. The name of the corporation is Bankers Trust Company.

      2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

      3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

      4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

      "III. The amount of capital stock which the corporation is hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

      5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                                        James T. Byrne, Jr.
                                               -------------------------------
                                                        James T. Byrne, Jr.
                                                        Managing Director


                                                        Lea Lahtinen
                                               -------------------------------
                                                        Lea Lahtinen
                                                        Assistant Secretary

State of New York       )
                        ) ss:
County of New York      )

      Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                                        Lea Lahtinen
                                               -------------------------------
                                                        Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


      Sandra L. West
----------------------------
       Notary Public


           SANDRA L. WEST
   Notary Public State of New York
           No. 31-4942101
    Qualified in New York County
Commission Expires September 19, 1998